Exhibit 5.1

650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
Tel: +1.714.540.1235 Fax: +1.714.755.8290 www.lw.com
FIRM /AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
March 25, 2013	Doha	Riyadh
	Dubai	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

William Lyon Homes

4490 Von Karman Avenue

Newport Beach, California 92660

Re:	Registration Statement No. 333-183249; 177,708,134 shares of Class A Common Stock, par value $0.01 per share; 93,026,082 shares of Class C Common Stock, par value $0.01 per share; and 77,005,744 shares of Convertible Preferred Stock, par value $0.01 per share

Ladies and Gentlemen:

We have acted as special counsel to William Lyon Homes, a Delaware corporation (the “Company”), in connection with the registration pursuant to a registration statement on Form S–1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 10, 2012 (Registration No. 333–183249) (as amended, the “Registration Statement”) of the resale by the holders thereof of (i) 53,217,504 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), of the Company; (ii) 16,020,338 shares of Class C Common Stock, par value $0.01 per share (the “Class C Common Stock”), of the Company; (iii) 77,005,744 shares of Convertible Preferred Stock, par value $0.01 per share (the “Convertible Preferred Stock”), of the Company; (iv) 31,464,548 shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock, $0.01 par value per share (the “Class B Common Stock”), of the Company; (v) 16,020,338 shares of Class A Common Stock issuable upon conversion of Class C Common Stock; (vi) 77,005,744 shares of Class A Common Stock issuable upon conversion of the Convertible Preferred Stock; and (vii) 77,005,744 shares of Class C Common Stock issuable upon conversion of Convertible Preferred Stock. The shares of Class A Common Stock and Class C Common Stock referred to in clauses (iv) through (vii) above issuable upon conversion of the Class B Common Stock, Class C Common Stock and Convertible Preferred Stock, as applicable, are referred to as the “Conversion Shares.”

March 25, 2013

The terms of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Convertible Preferred Stock are set forth in the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Class A Common Stock, the Class C Common Stock and the Convertible Preferred Stock.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1) The Class A Common Stock, the Class C Common Stock and the Convertible Preferred Stock have been duly authorized by all necessary corporate action of the Company, and have been validly issued, fully paid and nonassessable.

(2) The issue of the Conversion Shares has been duly authorized by all necessary corporate action of the Company, and when the Conversion Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders, and have been issued by the Company against payment therefor as set forth in the Certificate of Incorporation, the Conversion Shares will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the registration statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP